For period ended 11/30/2002                           Series 1, 3, 4, 7, 8, & 10
File No. 811-4019

Sub Item 77Q1(e):  Exhibits
--------------------------------------------------------------------------------

Shareholders at a special meeting held on October 18, 2002 approved a new Investment Advisory Agreement between USAA INVESTMENT MANAGEMENT COMPANY and USAA INVESTMENT TRUST on behalf of the USAA Cornerstone Strategy Fund, USAA International Fund, USAA Growth and Tax Strategy Fund, USAA Emerging Markets Fund, USAA World Growth Fund, and USAA Balanced Strategy Fund. The following is the new agreement.


                          INVESTMENT ADVISORY AGREEMENT

         AGREEMENT made as of the 18 day of October , 2002 between USAA INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of the state of Delaware and having a place of business in San Antonio, Texas ("IMCO"), and USAA INVESTMENT TRUST, a business trust organized under the laws of the state of Massachusetts and having a place of business in San Antonio, Texas (the "Company").

         WHEREAS, the Company is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, IMCO is engaged in the business of rendering investment management and advisory services and is registered under the Investment Advisers Act of 1940, as amended; and

         WHEREAS, the Company is authorized to issue shares of beneficial interest (the "Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Company presently offers Shares in each of the series identified in Schedule A hereto (the "Existing Funds") (such series, together with all other series subsequently established by the Company with respect to which the Company desires to retain IMCO to render management and investment advisory services hereunder and with respect to which IMCO is willing so to do, being herein collectively referred to as the "Funds");

         NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

1.       APPOINTMENT OF IMCO.

         (a) EXISTING FUNDS. The Company hereby appoints IMCO to act as manager and investment adviser for each of the Existing Funds for the period and on the terms herein set forth. IMCO accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

         (b) ADDITIONAL FUNDS. In the event that the Company establishes one or more series of Shares other than the Existing Funds with respect to which it desires to retain IMCO to render management and investment advisory services hereunder, it shall so notify IMCO in writing. If IMCO is willing to render such services it shall notify the Company in writing, whereupon the Company shall appoint IMCO to act as manager and investment adviser for each of such series of Shares for the period and on the terms herein set forth, IMCO shall accept such appointment and agree to render the services herein set forth for the compensation herein provided, and each of such series of Shares shall become a Fund hereunder.

933430

2.       DUTIES OF IMCO.

         Subject to the delegation of any such duties to one or more investment subadvisers ("Subadvisers") as provided in Paragraph 3 hereof, IMCO, at its own expense, shall furnish the following services and facilities to the Company:

         (a) INVESTMENT PROGRAM. IMCO will (i) furnish continuously an investment program for each Fund, (ii) determine (subject to the overall supervision and review of the Board of Trustees of the Company (the "Board")) what investments shall be purchased, held, sold or exchanged for each Fund and what portion, if any, of the assets of each Fund shall be held uninvested, and
(iii) make changes on behalf of the Company in the investments of each Fund.

         (b) MONITORING. Should the Board determine it is in the best interests of a Fund's shareholders to invest all of its investable assets in another mutual fund with substantially the same investment objective (the "Portfolio"), IMCO will monitor the services provided to the Portfolio, subject always to the control of the Board. Such monitoring may include among other things, review of Portfolio reports showing the composition of securities in the Portfolio on a periodic basis and periodic review of investment practices of the Portfolio. IMCO will report to the Board, at least annually, on the results of such monitoring such that the Board may determine whether continued investment exclusively in the Portfolio is in the best interests of the Fund's shareholders.

3.       SUBADVISERS.

         (a) Subject to the general supervision and control of the Board and under the terms and conditions set forth in this Agreement, IMCO, at its own expense, may select and contract with one or more Subadvisers to manage the investment operations and composition of each Fund and render investment advice for each Fund, including the purchase, retention and disposition of the investments, securities and cash contained in each Fund, in accordance with such Fund's investment objectives, policies and restrictions as stated in the Company's Declaration of Trust, By-Laws and such Fund's Prospectus and Statement of Additional Information ("SAI"), as is from time to time in effect; provided that, (i) IMCO will continue to have overall supervisory responsibility for the general management and investment of each Fund's assets, and (ii) any contract with a Subadviser (a "Subadvisory Agreement") shall be in compliance with and approved in the manner required by the 1940 Act and rules thereunder or in accordance with exemptive or other relief granted by the Securities and Exchange Commission ("SEC") or its staff.

         (b) Subject to the general supervision and control of the Board, IMCO will have full discretion to (i) select new or additional Subadvisers for each Fund, (ii) enter into and materially modify existing Subadvisory Agreements, and
(iii) terminate and replace any Subadviser. In connection with IMCO's responsibilities herein, IMCO will assess each Fund's investment focus and will seek to implement decisions with respect to the allocation and reallocation of each Fund's assets among one or more current or additional Subadvisers from time to time, as IMCO deems appropriate, to enable each Fund to achieve its investment goals. In addition, IMCO will monitor compliance of each Subadviser with the investment objectives, policies and restrictions of any Fund or Funds (or portions of any Fund) under the management of such Subadviser, and review and report to the Board on the performance of each Subadviser. IMCO will furnish, or cause the appropriate Subadviser(s) to furnish, to the Company such statistical information, with respect to the investments that a Fund (or portions of any Fund) may hold or contemplate purchasing, as the Company may reasonably request. On IMCO's own initiative, IMCO will apprise, or cause the appropriate Subadviser(s) to apprise, the Company of important developments materially affecting each Fund (or any portion of a Fund that they advise) and will furnish the Company, from time to time, with such information as may be appropriate for this purpose. Further, IMCO agrees to furnish, or cause the appropriate Subadviser(s) to furnish, to the Board such periodic and special reports as the Board may reasonably request. In addition, IMCO agrees to cause the appropriate Subadviser(s) to furnish to third-party data reporting services all currently available standardized performance information and other customary data.

4.       ALLOCATION OF EXPENSES.

         Except for the services and facilities to be provided by IMCO set forth in Paragraphs 2 and 3 above, the Company assumes and shall pay all expenses for all other Company operations and activities and shall reimburse IMCO for any such expenses incurred by IMCO. The expenses to be borne by the Company shall include, without limitation:

         (a) the charges and expenses of any registrar, share transfer or dividend disbursing agent, custodian, or depository appointed by the Company for the safekeeping of its cash, portfolio securities and other property;

         (b) the charges and expenses of auditors;

         (c) brokerage commissions for transactions in the portfolio securities of the Company;

         (d) all taxes, including issuance and transfer taxes, and fees payable by the Company to federal, state or other governmental agencies;

         (e) the cost of share certificates representing Shares of the Company;

         (f) fees involved in registering and maintaining  registrations  of the
Company  and  of  its  Shares  with  the  SEC  and  various   states  and  other
jurisdictions;

         (g) all expenses of shareholders' and Board meetings and of preparing, printing and mailing proxy statements, quarterly reports, semiannual reports, annual reports and other communications (including Prospectuses) to existing shareholders;

         (h) compensation and travel expenses of Board members who are not "interested persons" within the meaning of the 1940 Act;

         (i) the expense of furnishing or causing to be furnished to each shareholder a statement of his account, including the expense of mailing;

         (j) charges and expenses of legal counsel in connection with matters relating to the Company, including, without limitation, legal services rendered in connection with the Company's legal and financial structure and relations with its shareholders, issuance of

Company Shares, and registration and qualification of securities under federal, state and other laws;

         (k) membership or association dues for the Investment Company Institute or similar organizations;

         (l) interest payable on Company borrowings; and

         (m) postage.

5.       ADVISORY FEE.

         (a) For the services and facilities to be provided by IMCO as provided in Paragraphs 2(a) and 3 hereof, the Company shall pay to IMCO a monthly fee with respect to each Fund computed as set forth in Schedule B or Schedule C hereto. For the services and facilities to be provided by IMCO as provided in Paragraph 2(b) hereof, the Company shall pay no fee.

         (b) IMCO may from time to time and for such periods as it deems appropriate voluntarily waive fees or otherwise reduce its compensation hereunder. With respect to each Fund identified in Schedule D hereto, in addition to any amounts otherwise payable to IMCO as an advisory fee for current services under this Agreement, the Company shall be obligated to pay IMCO amounts previously waived or expenses paid by IMCO with respect to such Fund, provided that such additional payments are made not later than the date identified in Schedule D hereto as the "Ending Date" and provided further that the amount of such additional payment in any year, together with all other expenses of the Fund, in the aggregate, would not cause the Fund's expense ratio in such year to exceed the percentage of the Fund's average net assets identified in Schedule D.

         (c) In the event this Agreement is terminated with respect to any one or more Funds as of a date other than the last day of any month, the Company shall pay IMCO a pro rata portion of the amount that the Company would have been required to pay, if any, had this Agreement remained in effect for the full month, subject to such other adjustments as may be provided in Schedule B hereto.

6.       COMPANY TRANSACTIONS.

         In connection with the management of the investment and reinvestment of the assets of the Company, IMCO, acting by its own officers, directors or employees or by a duly authorized subcontractor, is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Company and is directed to use its best efforts to seek on behalf of a Fund the best overall terms available. In assessing the best overall terms available for any transaction, IMCO shall consider all factors it deems relevant, including the breadth of the market in and the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, with respect to the specific transaction and on a continuing basis.

         IMCO may, to the extent permitted under Section 28(e) of the Securities Exchange Act of 1934, as amended ("1934 Act"), cause a Fund to pay a broker or dealer that provides brokerage or research services to IMCO, a Subadviser, the Company or a Fund an amount of commission for effecting a Fund transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if IMCO determines, in good faith, that such amount of commission is reasonable in relation to the value of such brokerage or research services provided in terms of that particular transaction or IMCO's overall responsibilities to the Fund, the Company or its other investment advisory clients. To the extent permitted by said Section 28(e), neither IMCO nor any Subadviser shall be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action. In addition, subject to seeking "best execution" and in compliance with the Conduct Rules of the National Association of Securities Dealers, Inc., IMCO also may consider sales of shares of the Company as a factor in the selection of brokers and dealers. In this regard, the Company reserves the right to direct IMCO to cause Subadvisers to effect transactions in Fund securities through broker-dealers in a manner that will help generate resources to: (i) pay the cost of certain expenses which the Company is required to pay or for which the Company is required to arrange payment pursuant to this Agreement; or (ii) recognize broker-dealers for the sale of shares of the Company. In addition, the Company hereby agrees that any entity or person associated with IMCO or any Subadviser that is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of a Fund to the extent and as permitted by Section 11(a)(1)(H) of the 1934 Act.

7.       RELATIONS WITH COMPANY.

         Subject to and in accordance with the Declaration of Trust and Bylaws of the Company and of IMCO, respectively, it is understood that Board members, officers, agents and shareholders of the Company are or may be interested in IMCO (or any successor thereof) as directors, officers, or otherwise, that directors, officers, agents and shareholders of IMCO are or may be interested in the Company as Board members, officers, shareholders or otherwise, that IMCO (or any such successor) is or may be interested in the Company as a shareholder or otherwise and that the effect of any such interests shall be governed by said Declaration of Trust and Bylaws.

8.       LIABILITY OF IMCO.

         Neither IMCO nor its officers, directors, employees, agents or controlling persons or assigns shall be liable for any error of judgment or mistake of law or for any loss suffered by the Company or its shareholders in connection with the matters to which this Agreement relates; provided that no provision of this Agreement shall be deemed to protect IMCO against any liability to the Company or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement. Nor shall any provision hereof be deemed to protect any Board member or officer of the Company against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of his duties or the reckless disregard of his obligations and duties. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

9.       DURATION AND TERMINATION OF THIS AGREEMENT.

         (a) DURATION. This Agreement shall be executed and become effective with respect to any Existing Fund on the first date upon which the Agreement shall have been approved by a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of such Existing Fund, and with respect to any additional Fund on the date set forth in the notice from IMCO in accordance with Paragraph 1(b) hereof that IMCO is willing to serve as the manager and investment adviser with respect to such Fund. Unless terminated as herein provided, this Agreement shall remain in full force and effect with respect to each Existing Fund through July 31, 2004, and, with respect to each additional Fund, through the first July 31 occurring more than twelve months after the date on which such Fund becomes a Fund hereunder, and shall continue in full force and effect for periods of one year thereafter with respect to each Fund so long as such continuance with respect to any such Fund is approved at least annually
(a) by either the Board or by vote of a majority of the outstanding voting shares (as defined in the 1940 Act) of such Fund, and (b) in either event by the vote of a majority of the Board members who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

         Any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of any Fund shall be effective to continue this Agreement with respect to any such Fund notwithstanding (a) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Fund affected thereby, and (b) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Company, unless such approval shall be required by any other applicable law or otherwise.

         (b) TERMINATION. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Board or by vote of a majority of the outstanding shares (as defined in the 1940 Act) of a Fund, or by IMCO on sixty days' written notice to the other party.

         (c) AUTOMATIC TERMINATION. This Agreement shall automatically terminate in the event of its assignment.

10.      NAME OF COMPANY.

         It is understood that the name "USAA," and any logo associated with that name is the valuable property of the United Services Automobile Association, and that the Company has the right to include "USAA" as a part of its name only so long as this Agreement shall continue and IMCO is a wholly owned subsidiary of the United Services Automobile Association. Upon termination of this Agreement, the Company shall forthwith cease to use the "USAA" name and logo and shall take appropriate action to change the Company's name.

11.      PRIOR AGREEMENT SUPERSEDED.

         This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

12.      SERVICES NOT EXCLUSIVE.

         The services of IMCO to the Company hereunder are not to be deemed exclusive, and IMCO shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

13.      MISCELLANEOUS.

         (a) AMENDMENT OF AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved in the manner required by the 1940 Act and rules thereunder or in accordance with exemptive or other relief granted by the SEC or its staff.

         (b) SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         (c) GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Texas, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of Texas conflict with the applicable provisions of the 1940 Act, the latter shall control.

         (d) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (e)  HEADINGS.   The  captions  in  this  Agreement  are  included  for
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (f) ENTIRE AGREEMENT. This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act.

         (g) LIABILITY OF BOARD MEMBERS AND SHAREHOLDERS. Any obligations of the Funds under this Agreement are not binding upon the Board members or the shareholders individually but are binding only upon the assets and property of the Funds.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.


USAA INVESTMENT TRUST                            USAA INVESTMENT MANAGEMENT
                                                 COMPANY

By: /s/ Stuart H. Wester                         By: /s/ Christopher W. Claus
    -----------------------------                    ---------------------------
Name:  Stuart H. Wester                          Name:  Christopher W. Claus
Title:  Vice President                           Title:  President

                        SCHEDULE A TO ADVISORY AGREEMENT

                                LISTING OF FUNDS


NAME OF FUND
------------

Balanced Strategy Fund

Cornerstone Strategy Fund

Emerging Markets Fund

Growth and Tax Strategy Fund

International Fund

World Growth Fund






Dated as of October 18, 2002          A-1

                     SCHEDULE B TO ADVISORY AGREEMENT - FOR
                       FUNDS WITH PERFORMANCE ADJUSTMENTS

This Schedule B shall apply to each of the Funds identified on Schedule B-1 hereto (each, a "Fund").

         (a) GENERAL. The Company shall pay to IMCO, as compensation for IMCO's services and expenses assumed hereunder, a fee determined with respect to each Fund, which shall be composed of the Basic Fee (defined below) and a Performance Adjustment (defined below) to the Basic Fee based upon the investment performance of a class of shares of the Fund in relation to the investment record of a securities index determined by the Board to be appropriate over the same period.

         (b) INDEX, CLASS AND CHANGES THERETO. The Board has designated for each Fund the index and class of shares of the Fund identified on Schedule B-1 as the index and class to be used for purposes of determining the Performance Adjustment (referred to herein as the "Index" and the "Class," respectively). From time to time, the Board may, by a vote of the Board voting in person, including a majority of the Board members who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such parties, determine (i) that another securities index is a more appropriate benchmark than the Index for purposes of evaluating the performance of the Company; and/or (ii) that a different class or classes of shares of the Company representing interests in a Fund other than the Class is most appropriate for use in calculating the Performance Adjustment. After ten days' written notice to IMCO, a different index (the "Successor Index") may be substituted for the Index in prospectively calculating the Performance Adjustment, and/or a different class or classes of shares (the "Successor Class") may be substituted in calculating the Performance Adjustment. However, the calculation of that portion of the Performance Adjustment attributable to any portion of the performance period prior to the adoption of the Successor Index will still be based upon the Fund's performance compared to the Index. The use of a Successor Class of shares for purposes of calculating the Performance Adjustment shall apply to the entire performance period so long as such Successor Class was outstanding at the beginning of such period. In the event that such Successor Class of shares was not outstanding for all or a portion of the Performance Period, it may only be used in calculating that portion of the Performance Adjustment attributable to the period during which such Successor Class was outstanding and any prior portion of the Performance Period shall be calculated using the Successor Class of shares previously designated.

         (c) BASIC FEE. The basic fee for a Fund (the "Basic Fee") for any period shall equal: (i) the Fund's average net assets during such period, multiplied by (ii) the annual rate identified for such Fund on Schedule B-1 hereto, multiplied by (iii) a fraction, the numerator of which is the number of calendar days in the payment period and the denominator of which is 365 (366 in leap years).

         (d) PERFORMANCE ADJUSTMENT. The amount of the performance adjustment (the "Performance Adjustment") shall equal: (i) the average net assets of the Fund over the Performance Period (as defined below), multiplied by (ii) the Adjustment Rate (as defined below), multiplied by (iii) a fraction, the numerator of which shall be the number of days in the last month of the Performance Period and the denominator of which shall be 365. The resulting

Dated as of October 18, 2002           B-1
dollar figure will be added to or subtracted from the Basic Fee depending on whether the Fund experienced better or worse performance than the Index.

         (e) ADJUSTMENT RATE. The adjustment rate (the "Adjustment Rate") shall be as set forth in Schedule B-2 for each Fund, provided, however, that the Performance Adjustment may be further adjusted to the extent necessary to ensure that the total adjustment to the Basic Fee on an annualized basis does not exceed the maximum Performance Adjustment identified for such Fund in Schedule B-2.

         (f) PERFORMANCE PERIOD. The performance period (the "Performance Period") for the Funds listed in Schedule B-1 on the effective date of this Agreement shall be measured from August 1, 2001 (the "Commencement Date"). The Commencement Date for any Fund added to Schedule B-1 after the effective date of this Agreement shall be the effective date of the amendment adding such Fund to Schedule B-1. The Performance Period shall consist of the current month plus the preceding months through the Commencement Date until a period of 36 months is included in the Performance Period, provided, however, that no Performance Adjustment shall be made with respect to any period that is less than 12 months, and provided further, that any Performance Adjustment for a period prior to the effective date of this Agreement shall be based on the Fund's performance relative to the designated index in effect during that period under any prior agreement with respect to the Fund. In months subsequent to a 36-month Performance Period having been reached, the Performance Period will be a rolling 36-month period consisting of the most recently completed month and the previous 35 months.

         (g) MEASUREMENT CALCULATION. The Fund's investment performance will be measured by comparing the (i) opening net asset value of one share of the Class of the Fund on the first business day of the Performance Period with (ii) the closing net asset value of one share of the Class of the Fund as of the last business day of such period. In computing the investment performance of the Fund and the investment record of the Index, distributions of realized capital gains, the value of capital gains taxes per share paid or payable undistributed realized long-term capital gains accumulated to the end of such period and dividends paid out of investment income on the part of the Fund, and all cash distributions of the companies whose securities comprise the Index, will be treated as reinvested in accordance with Rule 205-1 or any other applicable rule under the Investment Advisers Act of 1940, as the same from time to time may be amended.

         (h) PAYMENT OF FEES. The Management Fee payable hereunder shall be computed daily and paid monthly in arrears.

         (i) AVERAGE NET ASSETS. The term "average net assets" of a Fund as used herein for any period shall mean the quotient produced by dividing (i) the sum of the net assets of the Fund, as determined in accordance with procedures established from time to time under the direction of the Board, for each calendar day of such period, by (ii) the number of such days.

         (j) TERMINATION. In the event this Agreement with respect to any Fund is terminated as of a date other than the last day of any month, the Basic Fee shall be computed on the basis of the period ending on the last day on which this Agreement is in effect for such Fund, subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month. The amount of any Performance Adjustment to the Basic

Dated as of October 18, 2002            B-2

Fee will be computed on the basis of and applied to the average net assets over the Performance Period ending on the last day on which this Agreement is in effect for such Fund.





Dated as of October 18, 2002            B-3

              SCHEDULE B-1 TO ADVISORY AGREEMENT - LISTING OF FUNDS
                           WITH PERFORMANCE ADJUSTMENT




                                                                    ANNUAL BASIC
NAME OF FUND(1)                        PERFORMANCE INDEX              FEE RATE
---------------                        -----------------              --------

Balanced Strategy Fund            Lipper Balanced Funds Index            .75%

Cornerstone Strategy Fund      Lipper Global Flexible Funds Index        .75%

Emerging Markets Fund         Lipper Emerging Markets Funds Index       1.00%

Growth and Tax Strategy Fund      Lipper Balanced Funds Index            .50%

International Fund              Lipper International Funds Index         .75%

World Growth Fund                  Lipper Global Funds Index             .75%




----------------
(1) The Performance Adjustment initially will be determined by reference to the sole outstanding class of shares of each Fund. If, in the future, a Fund offers more than one class of shares, the Performance Adjustment for that Fund will continue to be determined by reference to the initial class of shares, unless the Board determines otherwise.

Dated as of October 18, 2002            B-4

        SCHEDULE B-2 TO ADVISORY AGREEMENT - PERFORMANCE ADJUSTMENT RATE



                             Balanced Strategy Fund
                            Cornerstone Strategy Fund
                              Emerging Markets Fund
                               International Fund
                                World Growth Fund
Over/Under Performance Relative                    Performance Adjustment Rate
  to Index (in basis points)                    (in basis points as a percentage
                                                      of average net assets)

       +/- 100 to 400                                         +/- 4
       +/- 401 to 700                                         +/- 5
       +/- 701 and greater                                    +/- 6



                          Growth and Tax Strategy Fund
Over/Under Performance Relative                    Performance Adjustment Rate
   to Index (in basis points)                   (in basis points as a percentage
                                                      of average net assets)

       +/- 20 to 50                                           +/- 4
       +/- 51 to 100                                          +/- 5
       +/- 101 and greater                                    +/- 6




Dated as of October 18, 2002           B-5

                  SCHEDULE C TO ADVISORY AGREEMENT - FOR FUNDS
                         WITH NO PERFORMANCE ADJUSTMENT

This Schedule C shall apply to each of the Funds identified on Schedule C-1 hereto (each, a "Fund").

         (a) The Company shall pay to IMCO a fee for each Fund calculated daily and payable monthly in arrears, computed as a percentage of the average net assets of the Fund for such month at the rate set forth in Schedule C-1 thereto.

         (b) The "average net assets" of the Fund for any month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board, for each calendar day of such month, by (ii) the number of such days.





Dated as of October 18, 2002          C-1

              SCHEDULE C-1 TO ADVISORY AGREEMENT - LISTING OF FUNDS
                                  AND FEE RATES



NAME OF FUND                                                    FEE RATE
------------                                                    --------








Dated as of October 18, 2002          C-2

              SCHEDULE D TO ADVISORY AGREEMENT- FOR FUNDS WITH FEE
                 WAIVER AND EXPENSE REIMBURSEMENT RECOVERY PLANS


                                                               PERCENTAGE OF
NAME OF FUND                  ENDING DATE                    AVERAGE NET ASSETS
------------                  -----------                    ------------------










Dated as of October 18, 2002           D-1